Exhibit 99.1

	Contacts:	Jay Brown, CFO
Fiona McKone, VP – Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE COMMENCES OPERATING AS A REIT EFFECTIVE JANUARY 1, 2014

January 6, 2014 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE:CCI) today announced that Crown Castle has commenced operating as a Real Estate Investment Trust (“REIT”) effective January 1, 2014. Crown Castle received an opinion dated December 31, 2013 from each of Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore LLP, which firms advised Crown Castle on its REIT conversion, that Crown Castle will qualify as a REIT as of January 1, 2014.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to all of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 40,000 and approximately 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s current expectations. Such statements include Crown Castle’s plans, projections and estimates regarding (i) its intention to operate as a REIT and (ii) its intention to pursue certain steps and corporate actions in connection with its operation as a REIT. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:

•	Crown Castle expects to elect to qualify as a REIT for U.S. federal income tax purposes for the taxable year commencing January 1, 2014. If Crown Castle fails to elect REIT status for the taxable year commencing January 1, 2014, the next earliest date on which Crown Castle can elect REIT status would be for the taxable year commencing January 1, 2015.

•	REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, to Crown Castle’s operations, as well as various factual determinations concerning matters and circumstances not entirely within Crown Castle’s control. While Crown Castle plans to operate in a manner consistent with REIT qualification rules, Crown Castle cannot give assurance that it will so qualify or remain so qualified.

News Release continued:

•	Changes in legislation or the federal tax rules can adversely impact Crown Castle’s ability to elect REIT status or the benefits of being a REIT.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

Additional Information

As previously announced, Crown Castle expects to take certain steps and corporate actions in 2014 in order to facilitate continued operation as a REIT, which may include seeking adoption of certain charter provisions that implement certain standard REIT-related ownership and transfer restrictions. In connection with taking such steps and actions, Crown Castle may seek stockholder approval. If Crown Castle seeks stockholder approval, it will file a proxy statement with the Securities and Exchange Commission (“SEC”) to be used in connection with the related stockholder vote. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Crown Castle free of charge by contacting Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document.

Crown Castle, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Crown Castle’s stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies will be included in any related proxy statement. Information about directors and executive officers of Crown Castle and their ownership of Crown Castle stock is set forth in the proxy statement for Crown Castle’s 2013 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement if and when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.